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                                                                     Exhibit 3.5

                           CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION
                                      OF
                                   eCONNECT

I, Thomas S. Hughes, certify that:

     1. The original articles of the Company were filed with the Office of the Secretary of State on March 8, 1999.

     2. Pursuant to a unanimous written consent of the Board of Directors of the Company, the Company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

         "This Corporation is authorized to issue only one class of shares of stock, the total number of which is 500,000,000 shares, each with a par value of $0.001."

     3. At a duly called and noticed special meeting of the shareholders of the Company, held on July 12, 2001, this amendment was approved by the shareholders of the Company in compliance with Nevada Revised Statues 78.390, as follows: A total of 257,019,778 shares of common stock appeared in person or by proxy (this exceeds the quorum requirements as set forth in the Bylaws of the Company); a total of 247,603,578 shares voted in favor of this amendment, 9,026,117 shares against the amendment, and 390,083 shares abstained.



                                         /s/  Thomas S. Hughes
                                         ------------------------------------
                                         Thomas S. Hughes, President/Director

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

                                  Verification

State of California   )
                      )
                      )  SS
                      )
County of Los Angeles )

          On this 13th day of July, 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas S. Hughes personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Certificate of Amendment to Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.


                                         By: /s/
                                            ----------------------------------
                                         Notary Public in and for said
                                         County and State

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